UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

______________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

BioScrip, Inc. (the “Company”) entered into a Prime Vendor Agreement (“Agreement”) with AmerisourceBergen Drug Corporation (“ABDC”) effective August 25, 2009, under which the Company will purchase from ABDC substantially all of its prescription products, subject to certain minimum periodic purchase levels and excluding purchases of therapeutic plasma products.  Under the Agreement, ABDC will also provide related services to the Company.

The Agreement is for a term of three (3) years and may be extended for up to two (2) additional years upon mutual written agreement of ABDC and the Company.  Under certain circumstances, if the Agreement is terminated prior to the end of the term, the Company would be required to pay ABDC an early termination penalty.

Additionally, the Agreement requires the Company to participate in ABDC’s PRxO Generics™ Program and purchase from ABDC a specified percentage of its requirements for generic pharmaceuticals.

Pricing of pharmaceutical products under the Agreement is generally based on published wholesale acquisition costs, less certain discounts, rebates and other adjustments that vary with the type of products being purchased.

The Agreement also provides for the supply by ABDC of some over-the-counter medications, nutritional, health and beauty care products, and home health care products.

Item 1.02.  Termination of a Material Definitive Agreement.

On August 25, 2009 the Company’s Prime Vendor Agreement with Cardinal Health 110, Inc. terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 25, 2009	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner Barry A. Posner, Executive Vice President